EXHIBIT F-9 KCPL PLANT ACCOUNTS

Name of Respondent		This Report is:	Date of Report	Year of Report
Kansas City Power & Light Company		(1) X An Original	(Mo, Da, Yr)
		(2) A Resubmission	4/30/2004	Dec. 31, 2003

SUMMARY OF UTILITY PLANT AND ACCUMULATED PROVISIONS FOR DEPRECIATION, AMORTIZATION AND DEPLETION

Line	Item		Total	Electric
No.	(a)		(b)	(c)
1	UTILITY PLANT
2	In Service
3	Plant in Service (Classified)		$4,541,068,934	$4,541,068,934
4	Property Under Capital Leases		2,401,687	2,401,687
5	Plant Purchased or Sold
6	Completed Construction not Classified
7	Experimental Plant Unclassified
8	TOTAL (Enter Total of lines 3 thru 7)		4,543,470,621	4,543,470,621
9	Leased to Others
10	Held for Future Use		5,466,221	5,466,221
11	Construction Work in Progress		53,045,951	53,045,951
12	Acquisition Adjustments
13	TOTAL Utility Plant (Enter Total of lines 8 thru 12)		4,601,982,793	4,601,982,793
14	Accum. Prov. for Depr., Amort., & Depl.		2,079,700,899	2,079,700,899
15	Net Utility Plant (Enter total of line 13 less 14)		$ 2,522,281,894	$2,522,281,894
16	DETAIL OF ACCUMULATED PROVISIONS FOR
DEPRECIATION, AMORTIZATION AND DEPLETION
17	In Service:
18	Depreciation		$2,018,595,209	$2,018,595,209
19	Amort. and Depl. of Producing Natural Gas Land and Land Rights
20	Amort. of Underground Storage Land and Land Rights
21	Amort. of Other Utility Plant		61,105,690	50,411,084
22	TOTAL in Service (Enter Total of lines 18 thru 21)		2,079,700,899	2,069,006,293
23	Leased to Others
24	Depreciation
25	Amortization and Depletion
26	TOTAL Leased to Others (Enter Total of lines 24 and 25)
27	Held for Future Use
28	Depreciation
29	Amortization
30	TOTAL Held for Future Use (Enter Total of lines 28 and 29)
31	Abandonment of Leases (Natural Gas)
32	Amort. of Plant Acquisition Adjustment

33	TOTAL Accumulated Provisions (Should agree with line 14 above)
	(Enter Total of lines 22, 26, 30, 31, and 32)		2,079,700,899	2,069,006,293

FERC FORM NO. 1 (ED. 12-89) Page 200

Name of Respondent		This Report is:	Date of Report	Year of Report
Kansas City Power & Light Company		(1) X An Original	(Mo, Da, Yr)
		(2) A Resubmission	4/30/2004	Dec. 31, 2003

NUCLEAR FUEL MATERIALS (Accounts 120.1 through 120.6 and 157)
1. Report below the costs incurred for nuclear fuel		arrangements, attach a statement showing the
materials in process of fabrication, on hand, in reactor,		amount of nuclear fuel leased, the quantity used and
and in cooling; owned by the respondent.		quantity on hand, and the costs incurred under such
	2. If the nuclear fuel stock is obtained under leasing	leasing arrangements.

Changes During Year
Line	Description of Item	Balance
No.		Beginning of Year	Additions
	(a)	(b)	(c)
1	Nuclear Fuel in Process of Refinement,
Conversion, Enrichment & Fabrication (120.1)
2	Fabrication
3	Nuclear Materials	$17,516	$19,606,480
4	Allowance for Funds Used during Construction	7,830	104,853
5	Other Overhead Construction Costs	233,577	236,413
6	SUBTOTAL (Enter Total of lines 2 thru 5)	258,923
7	Nuclear Fuel Materials and Assemblies
8	In Stock (120.2)	0	19,635,039
9	In Reactor (120.3)	46,400,644	19,635,039
10	SUBTOTAL (Enter Total of lines 8 and 9)	46,400,644
11	Spent Nuclear Fuel (120.4)	96,798,168	20,991,264
12	Nuclear Fuel Under Capital Leases (120.6)
13	(Less) Accum. Prov. for Amortization of
	Nuclear Fuel Assemblies (120.5)	121,951,245	0
14	TOTAL Nuclear Fuel Stock (Enter Total
	lines 6, 10, 11 and 12 less line 13)	$21,506,490	$80,209,088
15	Estimated Net Salvage Value of Nuclear
Materials in line 9
16	Estimated Net Salvage Value of Nuclear
Materials in line 11
17	Estimated Net Salvage Value of Nuclear
Materials in Chemical Processing
18	Nuclear Materials Held for Sale (157)
19	Uranium
20	Plutonium
21	Other
22	TOTAL Nuclear Materials Held for Sale
(Enter Total of lines 19, 20 and 21)

FERC FORM NO. 1 (ED. 12-89) Page 202

Name of Respondent	This Report is:	Date of Report	Year of Report
Kansas City Power & Light Company	(1) X An Original	(Mo, Da, Yr)
	(2) A Resubmission	4/30/2004	Dec. 31, 2003

NUCLEAR FUEL MATERIALS (Accounts 120.1 through 120.6 and 157) (Continued)

Changes During the Year
	Other Reductions		Balance	Line
Amortization	(Explain in a footnote)		End of Year	No.
(d)	(e)		(f)
				1

				2
	$19,133,193		490,803	3
	110,933		1,750	4
	390,912		79,078	5
			571,630	6
				7
	19,635,039		0	8
	20,991,264		45,044,419	9
			45,044,419	10
	20,813,380		96,976,052	11
	0		0	12
(12,334,217)	20,813,380		0	13
			113,472,082
				14
			$29,120,020
				15

				16

				17

				18
				19
				20
				21
				22

FERC FORM NO. 1 (ED. 12-89) Page 203

Name of Respondent		This Report is:	Date of Report	Year of Report
Kansas City Power & Light Company		(1) X An Original	(Mo, Da, Yr)
		(2) A Resubmission	4/30/2004	Dec. 31, 2003

		ELECTRIC PLANT IN SERVICE (Accounts 101, 102, 103, and 106)

     1. Report below the original cost of electric plant in service according to the prescribed accounts.
     2. In addition to Account 101, Electric Plant in Service
  (Classified), this page and the next include Account 102, Electric Plant Purchased or Sold; Account 103, Experimental Electric Plant Unclassified; and Account 106, Completed Construction Not Classified - Electric.
     3. Include in column (c) or (d), as appropriate, corrections of additions and retirements for the current or preceding year.
     4. Enclose in parentheses credit adjustments of plant
accounts to indicate the negative effect of such accounts.
     5. Classify Account 106 according to prescribed accounts, on an estimated basis if necessary, and include the entries in column (c) . Also to be included in column (c) are entries for reversals of tentative distributions of prior year reported in column (b). Likewise, if the respondent has a significant amount of plant retirements which have not been classified to primary accounts at the end of the year, include in column (d) a tentative distribution of such retirements, on an estimated basis, with appropriate contra entry to the account for accumulated depreciation provision. Include also in column (d) reversals of tentative distributions of prior year of unclassified retirements. Show in a footnote the account distributions of these tentative classifications in columns
(c) and (d), including the reversals of the prior years

			Balance at
Line		Account	Beginning of Year	Additions
No.		(a)	(b)	(c)
1		1. INTANGIBLE PLANT
2	(301)	Organization	$72,186
3	(302)	Franchises and Consents	22,937
4	(303)	Miscellaneous Intangible Plant	$83,972,604	3,238,282
5		TOTAL Intangible Plant (Enter Total of lines 2, 3, and 4)	84,067,727	3,238,282
6		2. PRODUCTION PLANT
7		A. Steam Production Plant
8	(310)	Land and Land Rights	8,805,270	53,148
9	(311)	Structures and Improvements	91,716,601	-220,374
10	(312)	Boiler Plant Equipment	806,006,857	-5,836,908
11	(313)	Engines and Engine-Driven Generators		0
12	(314)	Turbogenerator Units	201,918,766	6,537,674
13	(315)	Accessory Electric Equipment	96,471,786	18,148,972
14	(316)	Misc. Power Plant Equipment	24,181,307	1,248,174
15	(317)	Asset Retirement Costs for Steam Production		1,790,254
16		TOTAL Steam Production Plant (Enter Total of lines 8 thru 14)	1,229,100,587	21,720,940
17		B. Nuclear Production Plant
18	(320)	Land and Land Rights	3,411,585
19	(321)	Structures and Improvements	418,066,091	1,121,533
20	(322)	Reactor Plant Equipment	543,928,403	5,727,817
21	(323)	Turbogenerator Units	171,744,185	14,931
22	(324)	Accessory Electric Equipment	138,729,325	27921
23	(325)	Misc. Power Plant Equipment	63,947,418	698,085
24	(326)	Asset Retirement Costs for Nuclear Production		31,934,947
25		TOTAL Nuclear Production Plant (Enter Total of lines 17 thru 22)	1,339,827,007	39,525,234
26		C. Hydraulic Production Plant
27	(330)	Land and Land Rights
28	(331)	Structures and Improvements
29	(332)	Reservoirs, Dams, and Waterways
30	(333)	Water Wheels, Turbines, and Generators
31	(334)	Accessory Electric Equipment
32	(335)	Misc. Power Plant Equipment
33	(336)	Roads, Railroads, and Bridges
34	(337)	Asset Retirement Costs for Hydraulic Production
35		TOTAL Hydraulic Production Plant (Enter Total of lines 25 thru 34)
36		D. Other Production Plant
37	(340)	Land and Land Rights	136,550	874,268
38	(341)	Structures and Improvements	917,454	0
39	(342)	Fuel Holders, Products, and Accessories	5,705,596	28,894
40	(343)	Prime Movers
41	(344)	Generators	122,998,388	442,144
42	(345)	Accessory Electric Equipment	8,605,051
43	(346)	Misc. Power Plant Equipment

FERC FORM NO. 1 (ED. 12-03) Page 204

Name of Respondent		This Report is:	Date of Report		Year of Report
Kansas City Power & Light Company		(1) X An Original	(Mo, Da, Yr)
		(2) A Resubmission	4/30/2004		Dec. 31, 2003

ELECTRIC PLANT IN SERVICE (Accounts 101, 102, 103, and 106) (Continued)
tentative account distributions of these amounts.		only the offset to the debits or credits distributed in column (f)
Careful observance of the above instructions and the		to primary account classifications.
texts of Accounts 101 and 106 will avoid serious		7. For Account 399, state the nature and use of plant
omissions of the reported amount of respondent's		Included in this account and if substantial in amount submit
plant actually in service at end of year.		a supplementary statement showing subaccount classification
6. Show in column (f) reclassifications or transfers		of such plant conforming to the requirements of these pages.
within utility plant accounts. Include also in column (f)		8. For each amount comprising the reported balance and
the additions or reductions of primary account classi-		changes in Account 102, state the property purchased or
fications arising from distribution of amounts initially		sold, name of vendor or purchaser, and date of transaction.
recorded in Account 102. In showing the clearance of		If proposed journal entries have been filed with the Commission
Account 102, include in column (e) the amounts with		as required by the Uniform System of Accounts, give also date
respect to accumulated provision for depreciation,		of such filing.
acquistion adjustments, etc., and show in column (f)

			Balance at
Retirements	Adjustments	Transfers	End of Year		Line
(d)	(e)	(f)	(g)		No.
					1
			$72,186	(301)	2
			$22,937	(302)	3
$94,360		($1,035,467)	$86,081,059	(303)	4
94,360		(1,035,467)	86,176,182		5
					6
					7
			$8,858,418	(310)	8
77,324		(745,349)	$90,673,554	(311)	9
6,469,941		512,144	$794,212,152	(312)	10
			$0	(313)	11
305,513		(65,692)	$208,085,235	(314)	12
146,876		(22,992)	$114,450,890	(315)	13
40,055		68,760	$25,458,186	(316)	14
			$1,790,254	(317)	15
7,039,709		(253,129)	$1,243,528,689		16
					17
			$3,411,585	(320)	18
$417,556			418,770,068	(321)	19
4,300,900			545,355,320	(322)	20
27,989			171,731,127	(323)	21
462,224			138,295,022	(324)	22
372,634			64,272,869	(325)	23
			31,934,947		24
5,581,303		0	1,373,770,938		25
					26
			-	(330)	27
			-	(331)	28
			-	(332)	29
			-	(333)	30
			-	(334)	31
			-	(335)	32
			-	(336)	33
			-	(337)	34
					35
					36
		91,383	1,102,201	(340)	37
			917,454	(341)	38
			5,734,490	(342)	39
			-	(343)	40
28,904		(91,383)	123,320,245	(344)	41
			8,605,051	(345)	42

FERC FORM NO. 1 (ED. 12-03) Page 205

Name of Respondent		This Report is:	Date of Report	Year of Report
Kansas City Power & Light Company		(1) X An Original	(Mo, Da, Yr)
		(2) A Resubmission	4/30/2004	Dec. 31, 2003

	ELECTRIC PLANT IN SERVICE (Accounts 101, 102, 103, and 106) (Continued)
			Balance at
Line		Account	Beginning of Year	Additions
No.		(a)	(b)	(c)
44	(347)	Asset Retirement Costs for Other Production
45		TOTAL Other Prod. Plant (Enter Total of lines 37 thru 44)	138,363,039	1,345,306
46		TOTAL Prod. Plant (Enter Total of lines 15, 23, 32 and 41)	$2,707,290,633	$62,591,480
47		3. TRANSMISSION PLANT
48	(350)	Land and Land Rights	22,955,257	1,180,861
49	(352)	Structures and Improvements	3,789,210	0
50	(353)	Station Equipment	107,876,640	7,544,353
51	(354)	Towers and Fixtures	4,029,692
52	(355)	Poles and Fixtures	75,326,851	6,826,241
53	(356)	Overhead Conductors and Devices	59,399,111	12,909,005
54	(357)	Underground Conduit	3,080,287
55	(358)	Underground Condutors and Devices	2,822,718
56	(359)	Roads and Trails
57	(359.1)	Asset Retirement Costs for Transmission Plant
58		TOTAL Transmission Plant (Enter Total of lines 48 thru 57)	279,279,766	28,460,460
59		4. DISTRIBUTION PLANT
60	(360)	Land and Land Rights	20,095,773	402,402
61	(361)	Structures and Improvements	8,812,176	249,742
62	(362)	Station Equipment	133,737,627	3,460,025
63	(363)	Storage Battery Equipment
64	(364)	Poles, Towers, and Fixtures	184,858,672	11,174,904
65	(365)	Overhead Conductors and Devices	154,455,116	5,911,831
66	(366)	Underground Conduit	104,244,834	13,243,264
67	(367)	Underground Condutors and Devices	237,037,218	21,706,269
68	(368)	Line Transformers	181,736,182	7,324,893
69	(369)	Services	87,396,986	(12,067,231)
70	(370)	Meters	65,932,991	1,650,206
71	(371)	Installations on Customer Premises	8,801,976	663,445
72	(372)	Leased Property on Customer Premises
73	(373)	Street Lighting and Signal Systems	31,280,536	995,638
74	(374)	Asset Retirement Costs for Distribution Plan
75		TOTAL Distribution Plant (Enter Total of lines 60 thru 74)	1,218,390,087	54,715,388
76		5. GENERAL PLANT
77	(389)	Land and Land Rights	1,578,338	19,092
78	(390)	Structures and Improvements	46,111,467	16,415
79	(391)	Office Furniture and Equipment	11,409,039	(92,782)
80	(392)	Transportation Equipment	491,622
81	(393)	Stores Equipment	607,732	90
82	(394)	Tools, Shop and Garage Equipment	2,817,326	55,885
83	(395)	Laboratory Equipment	4,062,463	167,583
84	(396)	Power Operated Equipment	188,228	0
85	(397)	Communication Equipment	64,017,114	2,543,722
86	(398)	Miscellaneous Equipment	188,751	0
87		SUBTOTAL(Enter Total of lines 77 thru 86)	131,472,080	2,710,005
88	(399)	Other Tangible Property
89	(399.1)	Asset etirement Costs for General Plant
90		TOTAL General Plant (Enter Total of lines 87, 88 and 89)	131,472,080	2,710,005
91		TOTAL (Accounts 101 and 106)	4,420,500,293	151,715,615
92	(102)	Electric Plant Purchased (See Instr. 8)
93	(Less)	(102) Electric Plant Sold (See Instr. 8)
94	(103)	Experimental Plant Unclassified
95		TOTAL Electric Plant in Service (Enter Total of Lines 84 thru 87)	$4,420,500,293	$151,715,615

FERC FORM NO. 1 (ED. 12-03) Page 206

Name of Respondent		This Report is:	Date of Report		Year of Report
Kansas City Power & Light Company		(1) X An Original	(Mo, Da, Yr)
		(2) A Resubmission	4/30/2004		Dec. 31, 2003

ELECTRIC PLANT IN SERVICE (Accounts 101, 102, 103, and 106) (Continued)
			Balance at
Retirements	Adjustments	Transfers	End of Year		Line
(d)	(e)	(f)	(g)		No.
			$0	(346)	44
28,904		0	$139,679,441		45
$12,649,916		-253129	$2,756,979,068		46
					47
19		-602672	$23,533,427	(350)	48
$0		$0	3,789,210	(352)	49
771,190		762,322	115,412,125	(353)	50
			4,029,692	(354)	51
412,186		(43,236)	81,697,670	(355)	52
1,163,653			71,144,463	(356)	53
			3,080,287	(357)	54
			2,822,718	(358)	55
			0	(359)	56
					57
2,347,048		$116,414	$305,509,592		58
					59
14,943		583,176	21,066,408	(360)	60
181		(15,389)	9,046,348	(361)	61
1,488,809		(73,035)	135,635,808	(362)	62
			0	(363)	63
1,407,737		(233,385)	194,392,454	(364)	64
2,611,251		(22,273)	157,733,423	(365)	65
452,287		0	117,035,811	(366)	66
1,977,526		(46,972)	256,718,989	(367)	67
1,353,142		0	187,707,933	(368)	68
603,414			74,726,341	(369)	69
190,970		0	67,392,227	(370)	70
1,081,035		(57,766)	8,326,620	(371)	71
			0	(372)	72
742,292		40,728	31,574,610	(373)	73
					74
11,923,587		175,084	1,261,356,972		75
					76
		(37,164)	1,560,266	(389)	77
0		(3,015,720)	43,112,162	(390)	78
0		(75,329)	11,240,928	(391)	79
6,752			484,870	(392)	80
		0	607,822	(393)	81
			2,873,211	(394)	82
			4,230,046	(395)	83
			188,228	(396)	84
1,035,467		1,035,467	66,560,836	(397)	85
		0	188,751	(398)	86
1,042,219		(2,092,746)	131,047,120		87
				(399)	88
					89
1,042,219		(2,092,746)	131,047,120		90
28,057,130		(3,089,844)	4,541,068,934		91
(3,052,884)				(102)	92
		(3,052,884)			93
				(103)	94
31,110,014		(36,960)	4,541,068,934		95

FERC FORM NO. 1 (ED. 12-03) Page 207

Name of Respondent:		This Report is:	Date of Report	Year of Report
Kansas City Power & Light Company		(1) X An Original	(Mo, Da, Yr)
		(2) A Resubmission	4/30/2004	Dec. 31, 2003

ELECTRIC PLANT HELD FOR FUTURE USE (Account 105)
1. Report separately each property held for future use at end of the year having an original cost of $250,000 or more. Group other items of property held for future use.
2. For property having an original cost of $250,000 or more previously used in utility operations, now held for future use, give in column (a), in addition to other required information, the date that utility use of such property was discontinued, and the date the original cost was transferred to Account 105.
Line	Description and Location	Date Originally	Date Expected	Balance at
No.	of Property	Included in	to be Used in	End of
		This Account	Utility Service	Year
	(a)	(b)	(c)	(d)
1	Land and Rights:
2	Easements for Iatan to Nashua 345 KV Line in
3	Platte Co., Missouri	1992	(1)	49,315
4
5	Land for Hawthorn Ash Pond Expansion in
6	Jackson Co., Missouri	1996	(1)	3,651,070
7
8	Site of future Ash Pond at Iatan Station in
9	Platte Co. , Missouri	1998	(1)	502,529
10
11	Engineering cost for future developments of Iatan 2	1999	(1)	371,201
12
13	Engineering for future bridge project over the Missouri
14	river at Iatan Station	2001	(1)	326,214
15
16
17
18
19
20
21	Other Property:
22	Property with original cost of less
23	than $250,000
24	(8 items)		(1)	565,892
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
47	TOTAL			5,466,221

FERC FORM NO. 1 (ED. 12-96) Page 214

Name of Respondent			This Report is:	Date of Report	Year of Report
Kansas City Power & Light Company			(1) X An Original	(Mo, Da, Yr)
			(2) A Resubmission	4/30/2004	Dec. 31, 2003

		CONSTRUCTION WORK IN PROGRESS-ELECTRIC (Account 107)
					Construction Work
Line		Description of Project			in Progress - Electric
No.					(Account 107)
		(a)			(b)
1	.	Montrose Station - Turbine/Generator Auxiliary Temperature Control Replacement			210,669
2	.	Montrose Station - New Ash Pond Landfill			211,481
3	.	Montrose Station - Coal Mill Gearbox Replacement			481,820
4	.	Montrose Station - Coal Mill Pulverizer Replacement			1,349,230
5	.	Montrose Station - Unit 3 Generator Stator and Rotor Rewind			1,030,044
6	.	Montrose Station - Distributed Control System Cabinet			108,960
7	.	Montrose Station - Load Center Replacement			126,898
8	.	Montrose Station - Unit 3 Boiler Bottom Tubing Replacement			807,725
9	.	Montrose Station - Coal Mill Isolation Valves			183,580
10	.	Montrose Station - Unit 2 Boiler Inlet Header			128,822
11	.	Montrose Station - Unit 2 Rewind Rotor and Stator			4,558,798
12	.	Montrose Station - Unit 2 Expansion Joint Replacement			183,046
13	.	LaCygne Station - Turbine #1 Low Pressure Rotor Replacement			1,143,753
14	.	LaCygne Station - Generator #1 Replacement			590,215
15	.	LaCygne Station - Potable Water Addition			274,582
16	.	LaCygne Station - Unit 2 Replace Motor Control Center 2N, Bus 1			115,131
17	.	Wolf Creek - GE Magne Blast Breaker Replacement			843,197
18	.	Wolf Creek - Diesel Generator Governor Replacement			110,625
19	.	Wolf Creek -Distributed Control System to Digital			3,151,790
20	.	Wolf Creek - Turbine Generator Modification			121,173
21	.	Wolf Creek - Replace #SGK04 and #SGK05 Air Conditioner Units			1,466,960
22	.	Wolf Creek - Main Stream Isolation Valve (MSIV) Actuator Replacement			1,108,976
23	.	Wolf Creek - High Ammonia Secondary Chemistry			477,168
24	.	Wolf Creek - Feed Water Actuator Replacement			153,616
25	.	Wolf Creek - Plant Fiber Optic Infrastructure			330,729
26	.	Wolf Creek - Corrective Action Software			278,315
27	.	Wolf Creek - Rotating Assembly on Pump #PBG05B			368,024
28	.	Wolf Creek - Miscellaneous Projects under $100,000			887,148
29	.	Scott Air Pac Replacements			136,656
30	.	345 KV Line #11 Hawthorn-St. Joseph Line Panels			169,880
31	.	345 KV System Storm Dead-end Installation			462,960
32	.	Install Fire Walls at Transmission Substations			100,034
33	.	Replace 161 KV Lightning Arresters at Transmission Substations			117,135
34	.	Reconductor 161 KV Line - Hawthorn-Levee-Northeast			1,082,774
35	.	Install 69 KV Line from Liberty to Bypass Junction			242,399
36	.	Replace Disconnect Switches at Transmission Substations			308,834
37	.	Replacement of Remote Terminal Units at Craig Substation			175,744
38	.	Install new 161 KV Line Termination at Leeds Substation #61			525,005
39	.	Install third Transformer at Line Creek Substation #63			379,784
40	.	Install Transformer, Switchgear, and Distribution Circuit at Martin City Substation #66			395,499
41	.	Install Transformer, Switchgear, and Circuit at Olathe Substation #41			665,586
42	.	Install Transformer, Switchgear, and Circuit at Oxford Substation #38			658,629
43	TOTAL				53,075,951

FERC FORM NO. 1 (ED. 12-87 Page 216

Name of Respondent			This Report is:	Date of Report	Year of Report
Kansas City Power & Light Company			(1) X An Original	(Mo, Da, Yr)
			(2) A Resubmission	4/30/2004	Dec. 31, 2003

		CONSTRUCTION WORK IN PROGRESS-ELECTRIC (Account 107)
					Construction Work
Line		Description of Project			in Progress - Electric
No.					(Account 107)
		(a)			(b)
	.	(Continued from 216)
1	.	Purchase Land for Quarry Substation			139,576
2	.	Build Quarry Substation			1,403,300
3	.	Install 16 1KV Breaker and Line Relay at College Substation #90			232,199
4	.	Extend Duct Line along Metcalf			353,620
5	.	Distribution Engineering Analysis Software - DEAT			288,742
6	.	Replace 161 KV Lightning Arresters at Distribution Substations			265,770
7	.	Install Digital Voice Recorder System			147,680
8	.	Install Outage Management System			322,453
9	.	Install Redesigned Cathodic Protection System			136,485
10	.	Automated Security System			278,362
11	.	Itron Meter Reading System			409,662
12	.	Installation of new Johnson County Service Center - 108th and Eicher			5,291,215
13	.	Fleet Fuel Management System			225,272
14	.	Relocate Fuels and General Service & Sales Offices to 1201 Walnut			148,515
15	.	Install Disaster Recovery Critical Service System			183,168
16	.	Add-Inn Sites for new 900 MHz Radios			148,777
17	.	Power Production - Installation of Impact and Curator Software System			104,787
18	.	Power Marketing Group Software			1,328,544
19	.	AM/FM Phase IV			230,036
20	.	Distribution Asset Management Software			231,492
21	.	Oracle Software License			356,289
22	.	Data Warehouse Software			226,288
23	.	Installation of new Windows XP Desktop Operating System			295,587
24	.	IT Project Management Implementation			239,039
25	.	MISC Projects under $100,000			13,835,699
26	.
27	.
28	.
29	.
30	.
31	.
32	.
33	.
34	.
35	.	The total of $53,045,951 does not include Nuclear Fuel or AFUDC on Nuclear
36	.	Fuel in the amount of $571,631.
37
38	.
39	.
40	.
41	.
42	.
43	.	TOTAL			53,045,951

FERC FORM NO. 1 (ED 12-87) Page 216.1

Name of Respondent Kansas City Power & Light Company		This Report is:	Date of Report		Year of Report
		(1) X An Original	(Mo, Da, Yr)
		(2) A Resubmission	4/30/2004		Dec. 31, 2003

ACCUMULATED PROVISION FOR DEPRECIATION OF ELECTRIC UTILITY PLANT (Account 108)

      1. Explain in a footnote any important adjustments during the year.
      2. Explain in a footnote any difference between the amount for book cost of plant retired, line 11, column (c), and that reported for electric plant in service, pages 204-207, column
  (d), excluding retirements of non-depreciable property.
      3. The provisions of Account 108 in the Uniform System of
  Accounts require that retirements of depreciable plant be
  recorded when such plant is removed from service. If the

respondent has a significant amount of plant retired at
year end which has not been recorded and/or classified
to the various reserve functional classifications, make
preliminary closing entries to tentatively functionalize
the book cost of the plant retired. In addition, include
all costs included in retirement work in progress at year
end in the appropriate functional classifications.
    4. Show separately interest credits under a sinking
fund or similar method of depreciation accounting.

Section A. Balances and Changes During Year
Line	Item	Total	Electric Plant	Electric Plant	Electric Plant
No.		(c+d+e)	in Service	Held for Future Use	Leased to Others
	(a)	(b)	(c)	(d)	(e)

1	Balance Beginning of Year	$1,834,977,918	$1,834,977,918
2	Depreciation Provisions for Year,
	Charged to
3	(403) Depreciation Expense	127,075,799	127,075,799
4	(413) Exp. of Elec. Plt. Leas. to Others
5	(413.1) Depreciation Expense for Asset Retirement Costs
6	Transportation Expenses-Clearing	31,680	31,680
7	Other Clearing Accounts	0
8	Other Accounts (Specify):	7,715,981	7715981
9	Charged to Other Affiliates-Depr	20,166	20,166
10	TOTAL Deprec. Prov. for Year
	Enter Total of lines 3 thru 8)	134,843,626	134,843,626
11	Net Charges for Plant Retired:
12	Book Cost of Plant Retired	27,947,827	27,947,827
13	Cost of Removal	22,637,822	22,637,822
14	Salvage (Credit)	182,685,984	182,685,984
15	TOTAL Net Chrgs. for Plant Ret.	(132,100,335)	(132,100,335)
	(Enter Total of lines 11 thru 13)
16	Other Debit or Credit Items (Describe):	30,172,844	30,172,844
17	Other Changes for Retirement Work in Pro	(113,499,514)	(113,499,514)
18	Book Cost or Asset Retirement Costs Retired
	Balance End of Year (Enter Total of
19	Lines 1, 10, 15, 16, and 18)	$2,018,595,209	$2,018,595,209
Section B. Balances at End of Year According to Functional Classifications
20	Steam Production	699,861,790	699,861,790
21	Nuclear Production	622,970,868	622,970,868
22	Hydraulic Production - Conventional
23	Hydraulic Production - Pumped Storage
24	Other Production	56,967,384	56,967,381
25	Transmission	129,746,011	129,746,011
26	Distribution	454,956,017	454,956,017
27	General	54,093,139	54,093,139
28	TOTAL (Enter Total of lines 20 thru 27)	2,018,595,209	2,018,595,206

FERC FORM NO. 1 (ED. 12-03) Page 219

Name of Respondent		This Report is:	Date of Report	Year of Report
Kansas City Power & Light Company		(1) X An Original	(Mo, Da, Yr)
		(2) A Resubmission	4/30/2004	Dec. 31, 2003

1. Report below investments in Accounts 123.1, investments in Subsidiary Companies.
2. Provide a subheading for each company and List there under the information called for below. Sub-TOTAL by company and give a TOTAL in columns (e), (f), (g), and (h)
(a) Investment in Securities-List and describe each security owned. For bonds give also principal amount, date of issue, maturity and interest rate.
(b) Investment Advances - Report separately the amounts of loans or investment advances which are subject to repayment, but which are not subject t current settlement. With respect to each advance show whether the advance is a note or open account. List each note giving date of issuance, maturity date, and specifying whether note is a renewal.
(3) report separately the equity in undistributed subsidiary earnings since acquisition. The TOTAL in column (e)
should equal the amount entered for Account 418.1.
4. For any securities, notes, or accounts that were pledged designate such securities, notes, or accounts in a footnote, and state the name of pledgee and purposes of the pledge.
5. If Commission approval was required for any advance made or security acquired, designate such fact I a footnote and give name of Commission.
6. Report column (f) interest and dividend revenues from investments, including such revenues from securities disposed of during the year.
7. In column (h) report for each investment disposed of during the year, the gain or loss represented by the difference between cost of the investment ( or the other amount at which carried in the books of account if difference from cost)
and the selling price thereof, not including interest adjustment includible in column ( f).
8. Report on Line 42, column (a) the TOTAL cost of Account 123.1

INVESTMENTS IN SUBSIDIARY COMPANIES ( Account 123.1)
Line	Description of Investment	Date Acquired	Date of Maturity	Amount of Investment	Line
No.				at the Beginning of Year	No.
	(a)	(b)	©	(d)
				0
				0
				0
1	Home Service Solutions Inc.			0	1
2				0	2
3	SHARES AMOUNT			0	3
4	5,500,000 5,500,000	05/29/98		0	4
5	9,500,000 9,500,000	08/28/98		0	5
6	2,000,000 2,000,000	09/16/98		0	6
7	3,000,000 3,000,000	10/22/98		0	7
8	1,150,158 1,150,158	12/02/98		0	8
9	3,000,000 3,000,000	2/23/99		0	9
10	849,842 849,842	4/30/99		0	10
11	2,000,000 2,000,000	5/12/99		0	11
12	3,000,000 3,000,000	6/29/99		0	12
13	6,500,000 6,500,000	8/24/99		0	13
14	3,000,000 3,000,000	8/26/99		0	14
15	854,934 854,934	10/24/99		0	15
16	940,302 940,302	10/27/99		0	16
17	2,440,498 2,440,498	11/12/99		0	17
18	1,506,406 1,506,406	11/26/99		0	18
19	1,100,000 1,100,000	12/13/99		0	19
20	560,000 560,000	03/08/01		0	20
21				0	21
22	------------ ------------			0	22
23	46,902,140 46,902,140			46,902,140	23
24				0	24
25	Income (loss) from subsidiaries			-30,778,980	25
26				0	26
27	Subtotal			16,123,160	27
28				0	28
29				0	29
30				0	30
31	Kansas City Power & Light Receivable Company			3,000,000	31
32	Income (loss) from subsidiaries			(2,717,550)	32
33	Subtotal			282,450	33
34					34
35	KCPL Financing I (Trust)			4,640,000	35
36	Subtotal			4,640,000	36
37					37
38				0	38
39				0	39
40				0	40
41					41
42	Total Cost of Account 123.1 $ 54,542,140		TOTAL	21,045,610	42

FERC FORM NO. 1 (ED. 12-89) Page 224

Name of Respondent	This Report is:	Date of Report	Year of Report
Kansas City Power & Light Company	(1) X An Original	(Mo, Da, Yr)
	(2) A Resubmission	4/30/2004	Dec. 31, 2003

Equity in Subsidiary	Revenues for Year	Amount of Investment at	Gain or Loss from
Earnings of Year		End of Year	Investment Disposes of	Line
(e)	(f)	(g)	(h)	No.

0	0	0	0
0	0	0	0
0	0	0	0
0	0	0	0	1
0	0	0	0	2
0	0	0	0	3
0	0	0	0	4
0	0	0	0	5
0	0	0	0	6
0	0	0	0	7
0	0	0	0	8
0	0	0	0	9
0	0	0	0	10
0	0	0	0	11
0	0	0	0	12
0	0	0	0	13
0	0	0	0	14
0	0	0	0	15
0	0	0	0	16
0	0	0	0	17
0	0	0	0	18
0	0	0	0	19
	0		0	20
0	0		0	21
0	0		0	22
0	0	46,902,140	0	23
0	0	0	0	24
-10,075,387	0	-40,854,367	-7,070,761	25
	0		0	26
-10,075,387	0	6,047,773	-7,070,761	27
	0		0	28
0	0	0	0	29
0	0	0	0	30
0	0	3,000,000	0	31
1,526,740	0	-1,190,810	0	32
1,526,740	0	1,809,190	0	33
0	0	0	0	34
0	0	4,640,000	0	35
0	0	4,640,000	0	36
				37
				38
				39
				40
0	0	0	0	41
-8,548,647		12,496,963	-7,070,761	42

FERC FORM NO. 1 (ED. 12-89) Page 225

Name of Respondent	This Report is:	Date of Report	Year of Report
Kansas City Power & Light Company	(1) X An Original	(Mo, Da, Yr)
(2) A Resubmission	4/30/2004	Dec. 31, 2003

MATERIALS AND SUPPLIES
1. For Account 154, report the amount of plant materials	ments during the year (in a footnote) showing general
and operating supplies under the primary functional class-	classes of material and supplies and the various accounts
ifications as indicated in column (a); estimates of amounts	(operating expenses, clearing accounts, plant, etc.)
by function are acceptable. In column (d), designate the	affected - debited or credited. Show separately debits
department or departments which use the class of material.	or credits to stores expense-clearing, if applicable.
2. Give an explanation of important inventory adjust-

Department or
Balance	Departments
Line	Account	Beginning of	Balance	Which
No.	Year	End of Year	Use Material

(a)	(b)	(c)	(d)
1	Fuel Stock (Account 151)	$21,310,585	$22,542,535
2	Fuel Stock Expenses Undistributed (Account 152)
3	Residuals and Extracted Products (Account 153)
4	Plant Materials and Operating Supplies (Account 154)
5	Assigned to - Construction (Estimated)
6	Assigned to - Operations and Maintenance
7	Production Plant (Estimated)
8	Transmission Plant (Estimated)
9	Distribution Plant (Estimated)
10	Assigned to - Other	50,531,677	56,323,942
11	TOTAL Account 154 (Total of lines 5 thru 10)	50,531,677	56,323,942	All Departments
12	Merchandise (Account 155)
13	Other Materials and Supplies (Account 156)
14	Nuclear Materials Held for Sale (Account 157)
(Not applicable to Gas Utilities)
15	Stores Expense Undistributed (Account 163)	268,600	275,520
16
17
18
19
20	TOTAL Materials and Supplies (per Balance Sheet)	$72,110,862	$79,141,997

FERC FORM NO. 1 (ED. 12-96) Page 227